Exhibit  10.3

AMENDMENT NO. 2 TO AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDMENT NO. 2 dated as of November 12, 2009 (this “Amendment”) with respect to that certain Amended and Restated Security Agreement entered into and made effective May 25, 2006 (as amended, the “Security Agreement”) by and between iVoice, Inc. (the “Company”) and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP)(the “Secured Party”).

W I T N E S S E T H:

WHEREAS, on or about May 25, 2006 the Company and the Secured Party entered into a series of financing agreements, including, without limitation, a securities purchase agreement, several secured convertible debentures issued pursuant thereto and the Security Agreement, pursuant to which, among other things, the Secured Party agreed to advance to the Company an amount not to exceed Eight Million Five Hundred Forty-Seven Thousand Eight Hundred Eighty Six Dollars ($8,547,886);

WHEREAS, there are amounts outstanding under the Transaction Documents (as defined in the Security Agreement);

WHEREAS, the Company and the Secured Party have entered into a Settlement Agreement dated as of the date hereof (the “Settlement Agreement”) pursuant to which, among other things, the Company will make a cash payment to the Secured Party and issue to the Secured Party an amended and restated secured convertible debenture and the Secured Party will release its security interests and liens on certain Pledged Property (as defined in the Security Agreement); and

WHEREAS, the parties hereto must enter into this Amendment as a condition precedent to the effectiveness of the Settlement Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Amendment to Section 2.1(a).  Section 2.1(a) is hereby amended by (a) deleting Section 2.1(a) in its entirety, (b) deleting Exhibit A to the Security Agreement and (c) inserting in lieu of Section 2.1(a) the following:

“(a)          Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to that certain 10% Secured Convertible Debenture dated January 6, 2006 issued by Thomas Pharmaceuticals, Ltd. to the Company in the original principal amount of $360,000 and all documents, instruments and agreements executed in connection therewith and/or related thereto (the “Pledged Property”).”

Section 1.2. Amendment to Article 6 (Affirmative Covenants).  Article 6 is hereby amended by (a) deleting Article 6 in its entirety and (b) inserting in lieu thereof “[Intentionally Omitted].”

Section 1.3. Amendment to Article 7 (Negative Covenants).  Article 7 is hereby amended by (a) deleting Article 7 in its entirety and (b) inserting in lieu thereof “[Intentionally Omitted].”

Section 1.4. Amendment to Section 8.1.  Section 8.1 is hereby amended by (a) deleting “Cornell Capital Partners, LP” and (b) inserting in lieu thereof “YA Global Advisors, L.P.”

ARTICLE II

EFFECTIVE DATE

Section 2.1. Effective Date.  This Amendment shall become effective as of the Closing Date (as defined in the Settlement Agreement).

ARTICLE III

INTERPRETATION

Section 3.1. Continuing Effect of Security Agreement.  The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Security Agreement and the other Transaction Documents.  The Company and the Secured Party each hereby acknowledges and agrees that the Security Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby.  Any terms or conditions contained in this Amendment shall control over any inconsistent terms or conditions in the Security Agreement.

Section 3.2. No Waiver.  Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any default or Event of Default (as defined in the Transaction Documents) or of any rights, powers, privileges or remedies that the Secured Party has or may have under the Security Agreement, any other related document or applicable law on account of such default or Event of Default.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Representations and Warranties.  The Company hereby represents and warrants as of the date hereof that, after giving effect to the Settlement Agreement, (a) no default or Event of Default has occurred and is continuing and (b) all representations and warranties of the Company contained in the Security Agreement, Transaction Documents and the Settlement Documents (as defined in the Settlement Agreement) are true and correct in all material respects on and as of the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 4.2. Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when duly executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 4.3. GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

IVOICE, INC. By: _________________________________ Name: Title:

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC, itsInvestment Manager

By:
Name:
Title: